Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to this Registration Statement (No. 333-191631) on Form S-8 and related Prospectus of Transcat, Inc. of our report dated June 8, 2021, relating to the consolidated financial statements as of and for the year ended March 27, 2021 and the effectiveness of internal control over financial reporting of Transcat, Inc., appearing in the Annual Report on Form 10-K of Transcat, Inc. for the year ended March 27, 2021.

/s/ Freed Maxick CPAs, P.C.

Rochester, New York
October 13, 2021